Exhibit 23.1



                          INDEPENDENT AUDITOR'S CONSENT


The Board of Directors
National Bancorp of Alaska, Inc.


We consent to the incorporation by reference in the Registration Statement of National Bancorp of Alaska, Inc. on Form S-3 of our report dated January 22, 1997, incorporated by reference in the Annual Report on Form 10-K of National Bancorp of Alaska, Inc. and subsidiaries for the years ended December 31, 1996 and 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                                   Deloitte & Touche LLP

                                                   /s/ Deloitte & Touche LLP

Anchorage, Alaska
October 29, 1997